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                                                                  Exhibit 1.1



                                6,670,000 Shares


                   AMERICAN ARCHITECTURAL PRODUCTS CORPORATION
                            (a Delaware corporation)

                                  Common Stock
                           (Par Value $.01 Per Share)



                             UNDERWRITING AGREEMENT

                            __________________, 1998


McDONALD & COMPANY SECURITIES, INC.
WHEAT FIRST UNION
         as Representatives of the Several Underwriters
c/o      McDonald & Company Securities, Inc.
         2100 McDonald Investment Center
         Cleveland, Ohio 44114

Ladies and Gentlemen:

                  Each of AMERICAN ARCHITECTURAL PRODUCTS CORPORATION, a Delaware corporation (the "Company"), AAP HOLDINGS, INC., a __________________ corporation ("AAPH"), FRANK J. AMEDIA, individually ("Amedia"), and [more Selling Stockholders to come, if any] (collectively with AAPH and Amedia, the "Selling Stockholders") confirms its agreement with McDonald & Company Securities, Inc. ("McDonald"), Wheat First Union, a division of Wheat First Securities, Inc. ("Wheat"), and each of the other underwriters named in Schedule I hereto (collectively, the "Underwriters," which term shall also include any underwriter substituted as hereinafter provided in Section 10 hereof), for whom McDonald and Wheat are acting as representatives (in such capacity, McDonald and Wheat shall hereinafter be referred to as the "Representatives"), with respect to the sale by the Company of an aggregate of 6,670,000 shares of common stock, par value $.01 per share (the "Common Stock"), of the Company, and the purchase by the Underwriters, acting severally and not jointly, of the respective numbers of shares of Common Stock set forth in said Schedule I, aggregating 6,670,000 shares of Common Stock, and with respect to the grant by the Company and the Selling Stockholders of the option described in Section 2(b) hereof to purchase from the Company and the Selling Stockholders, in the respective amounts set forth in Schedule II hereto, all or any part of 1,000,000 shares of Common Stock, solely to cover over-allotments, in each case except as may otherwise be provided in the Pricing Agreement, as hereinafter defined. As used



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herein, where appropriate, the term "Company" shall also refer to predecessors of the Company as described in the Registration Statement. Of the 1,000,000 shares of Common Stock which the Underwriters may purchase solely to cover over-allotments, ______________ are being sold by the Company and _______________ are being sold by the Selling Stockholders. The aforesaid 6,670,000 shares of Common Stock (the "Initial Securities") to be purchased by the Underwriters and all or any part of the 1,000,000 shares of Common Stock subject to the option described in Section 2(b) hereof (the "Option Securities") are collectively hereinafter called the "Securities."

                  Prior to the purchase and public offering of the Securities by the Underwriters, the Representatives, acting on behalf of the several Underwriters, shall enter into an agreement substantially in the form of Exhibit A hereto (the "Pricing Agreement"). The Pricing Agreement may take the form of an exchange of any standard form of written telecommunication between the Company, the Selling Stockholders and the Representatives and shall specify such applicable information as is indicated in Exhibit A hereto. The offering of the Securities will be governed by this Underwriting Agreement (this "Agreement"), as supplemented by the Pricing Agreement. From and after the date of the execution and delivery of the Pricing Agreement, this Agreement shall be deemed to incorporate the Pricing Agreement.

                  The Company has filed with the Securities and Exchange Commission (the "Commission") registration statement on Form S-1 (No. 333-53375) and a related preliminary prospectus for the registration of the Securities under the Securities Act of 1933, as amended (the "1933 Act"), and has filed such amendments thereto, if any, and such amended preliminary prospectuses as may have been required to the date hereof. Such registration statement (as amended, if applicable) and the prospectus constituting a part thereof (including the information, if any, deemed to be part thereof pursuant to Rule 430A(b) of the rules and regulations of the Commission under the 1933 Act (the "1933 Act Regulations")), as from time to time amended or supplemented pursuant to the 1933 Act or otherwise, are hereinafter referred to as the "Registration Statement" and the "Prospectus," respectively, except that if any revised prospectus shall be provided to the Underwriters by the Company in connection with the offering of the Securities which differs from the Prospectus on file at the Commission at the time the Registration Statement becomes effective (whether or not such revised prospectus is required to be filed by the Company pursuant to Rule 424(b) of the 1933 Act Regulations), the term "Prospectus" shall refer to such revised Prospectus from and after the time it is first provided to the Underwriters for such use. Any registration statement filed pursuant to Rule 462(b) of the 1933 Act Regulations is hereinafter referred to as the "462(b) Registration Statement," and after such filing the term Registration Statement shall include the 462(b) Registration Statement.

                  The Company and each of the Selling Stockholders understands that the Underwriters propose to make a public offering of the Securities as soon as the Representatives deem advisable after the Registration Statement and any 462(b) Registration Statement become effective and the Pricing Agreement has been executed and delivered.

                  SECTION 1. Representations and Warranties of the Company. (a) The Company represents and warrants to each Underwriter as of the date hereof and as of the date of the Pricing Agreement (such latter date being hereinafter referred to as the "Representation Date") as follows:

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                           (i) At the time the Registration Statement and any
         462(b) Registration Statement become effective and at the Representation Date, the Registration Statement and the 462(b) Registration Statement will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations, and the Registration Statement and the 462(b) Registration Statement will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus, at the Representation Date (unless the term "Prospectus" refers to a prospectus which has been provided to the Underwriters by the Company for use in connection with the offering of the Securities which differs from the Prospectus on file at the Commission at the time the Registration Statement becomes effective, in which case at the time it is first provided to the Underwriters for such use) and at the Closing Time referred to in Section 2, will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement, the 462(b) Registration Statement or Prospectus made in reliance upon and in conformity with information furnished to the Company in writing by any Underwriter through the Representatives expressly for use in the Registration Statement or Prospectus.

                           Each prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the 1933 Act, complied when so filed in all material respects with the 1933 Act Regulations and each preliminary prospectus and the Prospectus delivered to the Underwriters for use in connection with this offering was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

                           (ii) The accountants who certified the financial statements and supporting schedules included in the Registration Statement are independent public accountants as required by the 1933 Act and the 1933 Act Regulations.

                           (iii) The financial statements included in the Registration Statement and the Prospectus present fairly the financial position of the Company and its consolidated subsidiaries as of the dates indicated and the results of their operations for the periods specified; except as otherwise stated in the Registration Statement, said financial statements have been prepared in conformity with generally accepted accounting principles ("GAAP") applied on a consistent basis; and the supporting schedules in the Registration Statement present fairly in accordance with GAAP the information required to be stated therein. The selected financial data and the summary financial information included in the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included in the Registration Statement.

                           (iv) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise stated therein, (A) there has



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         been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a "Material Adverse Effect"), (B) there have been no transactions entered into by the Company or any of its subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and its subsidiaries considered as one enterprise, and (C) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

                           (v) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of Delaware with corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under this Agreement; and, except as otherwise set forth in the Registration Statement and the Prospectus, the Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify would not result in a Material Adverse Effect.

                           (vi) Each subsidiary of the Company (each a "Subsidiary" and, collectively, the "Subsidiaries") has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or to be in good standing would not result in a Material Adverse Effect; except as otherwise disclosed in the Registration Statement, all of the issued and outstanding capital of each Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable, and is, directly or through Subsidiaries, wholly owned by the Company, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity; none of the outstanding shares of capital stock of any Subsidiary was issued in violation of preemptive or similar rights. Attached hereto as Schedule III is a true and complete list of the Subsidiaries of the Company.

                           (vii) The Company has the authorized, issued and outstanding capitalization set forth in the Prospectus; the shares of issued and outstanding capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable; none of the outstanding shares of capital stock of the Company was issued in violation of preemptive or other similar rights; the Securities have been duly authorized for issuance and sale to the Underwriters pursuant to this Agreement and, when issued and delivered by the Company in the manner contemplated by this Agreement, will be validly issued and fully paid and non-assessable; the issuance of shares of Common Stock contemplated by this Agreement is not subject to preemptive or other similar rights; the Common Stock conforms to all statements relating thereto contained in the Prospectus and such statements conform to the rights set



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         forth in the instruments defining the same; the certificates for the
         Securities are in due and proper form; and the holders of the Securities will not be subject to personal liability by reason of being such holders.

                           (viii) This Agreement has been duly authorized, executed and delivered by the Company.

                           (ix) Neither the Company nor any of its Subsidiaries is in violation of its respective charter or by-laws or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any indenture, mortgage, loan agreement or note or in any contract, lease or other instrument to which the Company or any Subsidiary is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any Subsidiary is subject, except for such defaults that would not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect; the consummation of the transactions contemplated herein and by the Pricing Agreement and in the Registration Statement has been duly authorized by the Company by all necessary corporate action and the issuance, sale and delivery of the shares of Common Stock to be issued and sold by the Company and the execution, delivery and performance of this Agreement by the Company will not conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any Subsidiary pursuant to any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Company or any Subsidiary is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any Subsidiary is subject, nor will such action result in any violation of the provisions of the respective charter or by-laws of the Company or any Subsidiary or any applicable law, rule, statute, administrative regulation or administrative or court decree, except in each case, for such conflicts, defaults or violations that would not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect.

                           (x) No labor dispute with the employees of the Company or any Subsidiary exists or, to the knowledge of the Company, has been threatened; and the Company is not aware of any existing or threatened labor disturbance by the employees of any of its or any Subsidiary's principal suppliers or distributors which might reasonably be expected to result in a Material Adverse Effect.

                           (xi) There is no action, suit, proceeding or investigation before or by any court or governmental agency or body, domestic or foreign, now pending or, to the knowledge of the Company, threatened, against or affecting the Company or any Subsidiary, which is required to be disclosed in the Registration Statement (other than as disclosed therein), or which, considered singly or in the aggregate, might reasonably be expected to result in a Material Adverse Effect, or which might reasonably be expected to materially and adversely affect the properties or assets thereof or which may materially or adversely affect the consummation of the transactions contemplated by this Agreement or the Pricing Agreement or the performance by the Company of its obligations thereunder; all pending legal or governmental proceedings to which the Company or any Subsidiary is a party or of which



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         any of their respective property or assets is the subject which are not described in the Registration Statement, including ordinary routine litigation incidental to the business, are, considered in the aggregate, not material; and there are no contracts or documents of the Company which are required to be described in the Registration
         Statement or the Prospectus or filed as exhibits to the Registration Statement by the 1933 Act or by the 1933 Act Regulations which have not been so described and filed as required.

                           (xii) The Company and its Subsidiaries own or possess, or can acquire on reasonable terms, the patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names (collectively, "intellectual property") presently employed by them in connection with the business now operated by them, except where the failure to own or possess or have the ability to acquire any such intellectual property would not reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any Subsidiary has received any notice of infringement of or conflict with asserted rights of others with respect to any of the foregoing which, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to result in a Material Adverse Effect.

                           (xiii) No filing with, or authorization, approval or consent of any court or governmental authority or agency is necessary or required in connection with the sale of the Securities hereunder or the consummation by the Company of the transactions contemplated hereby, except such as may be required under the 1933 Act or the 1933 Act Regulations, which qualification has been obtained, or state and foreign securities laws.

                           (xiv) Except as otherwise set forth in the Registration Statement and the Prospectus, the Company and its Subsidiaries possess such certificates, authorizations, licenses or permits issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct the business now operated by them, and, except as set forth in the Registration Statement and the Prospectus, neither the Company nor any of its Subsidiaries has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization, license or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to result in a Material Adverse Effect.

                           (xv) All United States federal income tax returns of the Company and its consolidated Subsidiaries required by law to be filed have been filed and all taxes shown by said returns or otherwise assessed which are due and payable have been paid, except assessments against which appeals have been or will be promptly taken. The United States federal income tax returns of the Company and its Subsidiaries through the fiscal year ended [1992] have been settled and no assessment in connection therewith has been made against the Company or any of its Subsidiaries. The Company and its Subsidiaries have filed all other tax returns which are required to have been filed by them pursuant to applicable state, local or other law except insofar as the failure to file such returns individually and in the aggregate would not have a Material Adverse Effect, and have paid all taxes due pursuant to said



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         returns or pursuant to any assessment received by the Company or its
         Subsidiaries, except for such taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided. The charges, accruals and reserves on the consolidated books of the Company in respect of any income and corporation tax liability for any years not finally determined are adequate to meet any assessment or re-assessments for additional income tax for any years not finally determined.

                           (xvi) The Company maintains a system of internal accounting controls sufficient to provide reasonable assurances that
         (A) transactions are executed in accordance with management's general or specific authorization, (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets, (C) access to assets is permitted only in accordance with management's general or specific authorization, and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

                           (xvii) There are no holders of securities (debt or equity) of the Company, or holders of rights, options or warrants to obtain securities of the Company, who, by reason of the filing of the Registration Statement under the 1933 Act, have the right to request the Company to register under the 1933 Act securities held by them except for those holders of securities who have waived such rights; and
         (b) the Company complied in all material respects with all of the terms of any outstanding agreements relating to the rights of any holder of securities to have securities registered under the Registration Statement. Except as described in the Prospectus, there are no outstanding options, warrants or other rights calling for the issuance of, and there are no commitments, plans or arrangements to issue, any shares of Common Stock or any security convertible into or exchangeable or exercisable for any shares of Common Stock.

                           (xviii) The Company and its Subsidiaries have good title to all properties owned by them, in each case free and clear of all liens, encumbrances and defects except (A) as do not materially interfere with the use made and proposed to be made of such properties,
         (B) as described in the Prospectus (including the notes to the financial statements included therein) or (C) as could not, singly or in the aggregate, materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company or any of its Subsidiaries and all of the leases and subleases material to the business of the Company and its Subsidiaries, considered as one enterprise, and under which the Company or any of its Subsidiaries holds properties described in the Prospectus, are in full force and effect, and neither the Company nor any Subsidiary has any notice of any claim of any sort that has been asserted by anyone adverse to the rights of the Company or any Subsidiary under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company or such Subsidiary to the continued possession of the leased or subleased premises under any such lease or sublease, which, in either case, may be expected to result in a Material Adverse Effect.



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                           (xix) The Company has complied with, and is and will
         be in compliance with, the provisions of that certain Florida act relating to disclosure of doing business with Cuba, codified as Section
         571.075 of the Florida statutes, and the rules and regulations thereunder (collectively, the "Cuba Act") or is exempt therefrom.

                           (xx) The Company is not, and upon the issuance and sale of the Securities as herein contemplated and the application of the net proceeds therefrom as described in the Prospectus will not be, an "investment company" or an entity "controlled" by an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended.

                           (xxi) Except as disclosed in the Registration Statement, the Company and each Subsidiary is in compliance with all applicable existing federal, state and local laws and regulations (including any laws or regulations relating to Hazardous Material ("Environmental Laws")), except where such noncompliance, singly or in the aggregate, would not result in a Material Adverse Effect. The term "Hazardous Material" means (A) any "hazardous substance" as defined by the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, (B) any "hazardous waste" as defined by the Resource Conservation and Recovery Act, as amended, (C) any petroleum or petroleum product, (D) any polychlorinated biphenyl and (E) any pollutant or contaminant or hazardous, dangerous or toxic chemical, material, waste or substance regulated under or within the meaning of any other Environmental Law.

                           (xxii) There is no alleged liability, or to the best knowledge and information of the Company, potential liability (including, without limitation, alleged or potential liability for investigatory costs, cleanup costs, governmental response costs, natural resources damages, property damages, personal injuries, or penalties) of the Company or any Subsidiary arising out of, based on or resulting from (A) the presence or release into the environment of any Hazardous Material at any location at which the Company or any Subsidiary has previously conducted or is currently conducting any business (whether or not owned by the Company or any Subsidiary) or has previously owned or currently owns any property, or (B) any violation or alleged violation of any Environmental Law, (X) which alleged or potential liability is required to be disclosed in the Registration Statement, other than as disclosed therein, or (Y) which alleged or potential liability would, singly or in the aggregate, result in a Material Adverse Effect.

                           (xxiii) The Company and its Subsidiaries maintain adequate insurance with respect to their properties and business against loss or damage of the kinds customarily insured against by corporations of established reputation engaged in the same or similar businesses and similarly situated, of such types and in such amounts as are customarily carried under similar circumstances by such other corporations.

                           (xxiv) The shares of Common Stock to be issued and sold by the Company pursuant to this Agreement will at the Closing Time (as hereinafter defined) be duly authorized for listing on the Nasdaq National Market System ("Nasdaq"), subject only to official notice of issuance.



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                           (xxv) The Company has furnished the Representatives
         letters from each of the executive officers and directors of the Company pursuant to which such persons have agreed during a period of 180 days from the date hereof that, without the prior written consent of McDonald, such persons will not sell, offer to sell, contract to sell, or otherwise dispose of, directly or indirectly, any shares of Common Stock, any other equity security of the Company, or any security convertible into or exchangeable or exercisable for shares of Common Stock, beneficially owned by such person or with respect to which such person has the power of disposition, other than as bona fide gifts.

                           (xxvi) The Company is, and immediately after the Closing Time will be, Solvent. As used herein, the term "Solvent" means, with respect to the Company on a particular date, that on such date (A) the fair market value of the assets of the Company is greater than the total amount of liabilities (including contingent liabilities) of the Company, (B) the present fair salable value of the assets of the Company is greater than the amount that will be required to pay the probable liabilities of the Company on its debts as they become absolute and matured, (C) the Company is able to realize upon its assets and pay its debts and other liabilities, including contingent obligations, as they mature, and (D) the Company does not have unreasonably small capital.

                  (b) Each of the Selling Stockholders represents, warrants and agrees that:

                           (i) Such Selling Stockholder has, and immediately prior to the Closing Time (as defined in Section 2 hereof) such Selling Stockholder will, have good and valid title to the shares of Common Stock to be sold by the Selling Stockholder hereunder on such date, free and clear of all liens, encumbrances, equities or claims; and upon delivery of such shares and payment therefor pursuant hereto, good and valid title to such shares, free and clear of all liens, encumbrances, equities or claims, will pass to the several Underwriters.

                           (ii) Such Selling Stockholder has full right, power and authority to enter into this Agreement and the Pricing Agreement; the execution, delivery and performance of this Agreement and the Pricing Agreement by such Selling Stockholder and the consummation by such Selling Stockholder of the transactions contemplated hereby and thereby will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Selling Stockholder is a party or by which the Selling Stockholder is bound or to which any of the property or assets of the Selling Stockholder is subject, nor will such actions result in any violation of the provisions of the organizational documents or documents creating a partnership or a trust of the Selling Stockholder or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Selling Stockholder or the property or assets of the Selling Stockholder; and, except for the registration of the Securities under the 1933 Act and such consents, approvals, authorizations, registrations or qualifications as may be required under applicable state securities laws in connection with the purchase and distribution of the Common Stock by the Underwriters, no consent, approval, authorization



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         or order of, or filing or registration with, any such court or governmental agency or body is required for the execution, delivery and performance of this Agreement or the Pricing Agreement by the Selling Stockholder and the consummation by the Selling Stockholder of the transactions contemplated hereby and thereby.

                           (iii) Such Selling Stockholder has not taken and will not take, directly or indirectly, any action which is designed to or which has constituted or which might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the shares of the Securities.

                           (iv) Such Selling Stockholder has no reason to believe that the representations and warranties of the Company contained in this Section are not true and correct, is familiar with the Registration Statement and the Prospectus and has no knowledge of any material fact, condition or information not disclosed in the Registration Statement, as of the effective date, or the Prospectus, as of the applicable filing date, which has adversely affected or may adversely affect the business of the Company and is not prompted to sell shares of Common Stock by any information concerning the Company which is not set forth in the Registration Statement and the Prospectus.

                  (c) Any certificate signed by an officer of the Company or by any of the Selling Stockholders or an officer of any of the Selling Stockholders, as the case may be, and delivered to the Representatives or to counsel for the Underwriters shall be deemed a representation and warranty by the Company or a Selling Stockholder, as the case may be, to each Underwriter as to the matters covered thereby.

                  SECTION 2. Sale and Delivery to Underwriters; Closing. (a) On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company agrees to issue and sell 6,670,000 shares of Common Stock to the Underwriters, and each Underwriter, severally and not jointly, agrees to purchase from the Company, at the price agreed upon by the Representatives and the Company as set forth in the Pricing Agreement, the number of shares of Common Stock set forth in Schedule I opposite the name of such Underwriter (except as otherwise provided in the Pricing Agreement). Each Underwriter shall be obligated to purchase from the Company that number of shares of the Common Stock which represents the same proportion of the number of shares of the Common Stock to be sold by the Company as the number of shares of the Common Stock set forth opposite the name of such Underwriter in Schedule I represents of the total number of shares of the Common Stock to be purchased by all of the Underwriters pursuant to this Agreement. The respective purchase obligations of the Underwriters with respect to the Common Stock shall be rounded among the Underwriters to avoid fractional shares, as the Representatives may determine.

                           (i) If the Company has elected not to rely upon Rule 430A under the 1933 Act Regulations, the initial public offering price of the Securities and the purchase price of the Securities to be paid by the several Underwriters shall be agreed upon and set forth in the Pricing Agreement, dated the date hereof, and an amendment to the Registration Statement and the Prospectus will be filed before the Registration Statement becomes effective.

                           (ii) If the Company has elected to rely upon Rule 430A under the 1933 Act Regulations, the initial public offering price of the Securities and the purchase price of the Securities to be paid by the several Underwriters shall be determined by agreement among the Representatives, the Company and the Selling Stockholder and set forth in the Pricing Agreement. In the event that such prices have not been agreed upon and the Pricing Agreement has not been executed and delivered by all parties thereto by the close of business on the fourth business day following the date of this Agreement, this Agreement shall terminate forthwith, without liability of any party to any other party, unless otherwise agreed to by the Company, the Selling Stockholder and the Representatives.

                  (b) In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company hereby grants an option to the Underwriters, severally and not jointly, to purchase up to ______________ shares of Common Stock and each of the Selling Stockholders hereby grants an option to the Underwriters, severally and not jointly, to purchase up to _____________ shares of Common Stock, at the price per share set forth in the Pricing Agreement. The option hereby granted will expire 30 days after (i) the date the Registration Statement becomes effective, if the Company has elected not to rely on Rule 430A under the 1933 Act Regulations or (ii) the date of the Pricing Agreement, if the Company has elected to rely on Rule 430A under the 1933 Act Regulations, and may be exercised in whole or in part (not more than once) only for the purpose of covering over-allotments which may be made in connection with the offering and distribution of the Initial Securities upon notice by the Representatives to the Company setting forth the number of Option Securities as to which the several Underwriters are then exercising the option and the time and date of payment and delivery for such Option Securities. Any such time and date of payment (a "Date of Delivery") shall be determined by the Representatives, but shall not be later than seven full Business Days after the exercise of said option, nor in any event prior to the Closing Time, as hereinafter defined, unless otherwise agreed by the Representatives and the Company. If the option is exercised as to all or any portion of the Option Securities, each of the Underwriters, acting severally and not jointly, (i) shall be obligated to purchase from the Company and each of the Selling Stockholders that number of shares of Common Stock which represents the same proportion of the number of shares of Option Securities to be sold by the Company or a Selling Stockholder, as the case may be, as set forth on Schedule II represents to the total number of Option Securities then being purchased by the Underwriters and (ii) will purchase that proportion of the total number of Option Securities then being purchased which the number of Initial Securities set forth in Schedule I opposite the name of such Underwriters bears to the total number of Initial Securities (except as otherwise provided in the Pricing Agreement), subject in each case to such adjustments as the Representatives in their discretion shall make to eliminate any sales or purchases of fractional shares.

                  (c) Payment of the purchase price for, and delivery of certificates for, the Initial Securities shall be made at the offices of McDonald & Company Securities, Inc., 2100 McDonald Investment Center, Cleveland, Ohio or at such other place as shall be agreed upon by the Representatives and the Company at 10:00 A.M. on the third business day (unless postponed in accordance with the provisions of Section 10) following the date the Registration Statement becomes effective (or, if the Company has elected to rely upon Rule 430A, the third business day after execution of the Pricing Agreement), or such other time not later than ten business days after such date as shall be agreed upon by the Representatives and the Company (such time and date of payment and delivery being herein called the "Closing Time"); provided, however, that if the Registration Statement becomes effective at or later than 4:30 p.m., Eastern Time, on any date, then, subject to the foregoing, the Closing Time shall be the fourth business day thereafter (or, if the Company has elected to rely upon Rule 430A, and the Pricing Agreement is not executed until after 4:30 p.m., Eastern Time, on any date, the fourth business day after execution of the Pricing Agreement). In addition, in the event that any or all of the Option Securities are to be purchased by the Underwriters, payment of the purchase price for, and delivery of certificates for, such Option Securities shall be made at the above-mentioned offices of McDonald & Company Securities, Inc., or at such other place as shall be agreed upon by the Representatives, the Company and the Selling Stockholders on each Date of Delivery as specified in the notice from the Representatives to the Company. Payment shall be made to the Company and, if applicable, to each of the Selling Stockholders by wire transfer of immediately available funds to accounts designated by the Company and each respective Selling Stockholder, against delivery of the Securities to the Underwriters. The certificates representing Securities shall be in such denominations and registered in such names as the Representatives may request in writing at least two business days before the Closing Time. It is understood that each Underwriter has authorized the Representatives, for their account, to accept delivery of, receipt for, and make payment of the purchase price for, the Securities which it has agreed to purchase. The Representatives may (but shall not be obligated to) make payment of the purchase price for the Securities to be purchased by any Underwriter whose check has not been received by the Closing Time, but such payment shall not relieve such Underwriter from its obligations hereunder. The Securities will be made available for examination and packaging by the Underwriters not later than 10:00 A.M. on the last business day prior to the Closing Time at such place as the Underwriters may designate in Cleveland, Ohio.

                  SECTION 3. Covenants of the Company and the Selling Stockholders. The Company and each of the Selling Stockholders, as the case may be, covenant with each Underwriter as follows:

                  (a) The Company will notify the Underwriters immediately, and confirm the notice in writing, (i) of the effectiveness of the Registration Statement, the 462(b) Registration Statement and any amendments thereto (including any post-effective amendments), (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose or the suspension of the qualification of the Securities for offering or sale, in any jurisdiction, or the threatening or initiation of any proceeding for that purpose. The Company will make reasonable efforts to prevent the issuance of any stop order or any order preventing or suspending the use of any preliminary prospectus or suspending such qualification and, if any stop order or any order preventing or suspending the use of any preliminary prospectus or suspending such qualification is issued, to obtain the lifting thereof at the earliest possible moment.

                  (b) The Company will give the Underwriters notice of its intention to file or prepare any amendment to the Registration Statement (including any post-effective amendment), the

462(b) Registration Statement or any amendment or supplement to the Prospectus (including any revised prospectus which the Company proposes for use by the Underwriters in connection with the offering of the Securities which differs from the prospectus on file at the Commission at the time the Registration Statement becomes effective, whether or not such revised prospectus is required to be filed pursuant to Rule 424(b) of the 1933 Act Regulations), will furnish the Underwriters with copies of any such amendment or supplement a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file any such amendment or supplement or use any such prospectus to which counsel for the Underwriters and counsel for the Company mutually agree shall not be filed or used.

                  (c) The Company will deliver to the Underwriters one signed copy of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein) and will also deliver to the Underwriters conformed copies of the Registration Statement as originally filed and of each amendment thereto (without exhibits).

                  (d) The Company will furnish to each Underwriter, from time to time during the period when the Prospectus is required to be delivered under the 1933 Act or the Securities Exchange of 1934, as amended (the "1934 Act"), such number of copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request for the purposes contemplated by the 1933 Act, the 1933 Act Regulations, the 1934 Act or the rules and regulations adopted by the Commission pursuant to the 1934 Act (the "1934 Act Regulations").

                  (e) If any event shall occur as a result of which counsel for the Company and counsel for the Underwriters mutually agree that it is necessary to amend or supplement the Prospectus in order to make the Prospectus not misleading in light of the circumstances existing at the time it is delivered to a purchaser or if for any other reason it shall be necessary to amend or supplement the Prospectus in order to comply with the 1933 Act, the 1933 Act Regulations, the 1934 Act or the 1934 Act Regulations, the Company will forthwith amend or supplement the Prospectus (in form and substance mutually satisfactory to counsel for the Underwriters and counsel for the Company and in compliance with the 1933 Act and the 1933 Act Regulations) so that, as so amended or supplemented, the Prospectus will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances existing at the time it is delivered to a purchaser, not misleading and will comply with the 1933 Act, the 1933 Act Regulations, the 1934 Act and the 1934 Act Regulations, and the Company will furnish to the Underwriters a reasonable number of copies of such amendment or supplement.

                  (f) The Company will endeavor, in cooperation with the Underwriters, to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions of the United States as the Representatives may reasonably designate; provided, however, that the Company shall not be obligated to qualify as a foreign corporation in any jurisdiction in which it is not so qualified. In each jurisdiction in which the Securities have been so qualified, the Company will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect, for a period of not less than one year from the effective date of the Registration Statement.

                  (g) The Company will make generally available to its security holders as soon as practicable, but not later than 90 days after the close of the period covered thereby, an earnings statement (in form complying with the provisions of Rule 158 of the 1933 Act Regulations) covering a twelve-month period beginning not later than the first day of the Company's fiscal quarter next following the "effective date" (as defined in said Rule 158) of the Registration Statement.

                  (h) If, at the time that the Registration Statement becomes effective, any information shall have been omitted therefrom in reliance upon Rule 430A of the 1933 Act Regulations, then immediately following the execution of the Pricing Agreement, the Company will prepare, and file or transmit the filing with the Commission in accordance with such Rule 430A and Rule 424(b) of the 1933 Act Regulations, copies of an amended Prospectus, or, if required by such Rule 430A, a post-effective amendment to the Registration Statement (including an amended Prospectus), containing all information so omitted.

                  (i) If the Company elects to rely upon Rule 462(b), the Company shall both file a 462(b) Registration Statement with the Commission in compliance with Rule 462(b) of the 1933 Act Regulations and pay the applicable fees in accordance with Rule 111 of the 1933 Act Regulations by the time confirmations are sent or given, as specified by Rule 462(b)(2).

                  (j) The Company, during the period when the Prospectus is required to be delivered under the 1933 Act, will file all documents required to be filed with the Commission pursuant to Sections 13, 14 or 15 of the 1934 Act within the time periods required by the 1934 Act and the 1934 Act Regulations.

                  (k) The Company will effect the listing of the Common Stock issued and sold pursuant to this Agreement on the Nasdaq National Market System.

                  (l) During a period of 180 days from the date hereof, the Company and each of the Selling Stockholders will not, without the prior written consent of McDonald, sell, offer to sell, contract to sell, or otherwise dispose of, directly or indirectly, any shares of Common Stock, any other equity security of the Company or any security convertible into or exchangeable or exercisable for Common Stock (except for shares of Common Stock issued pursuant to this Agreement and the Pricing Agreement, the grant of options or the issuance of shares of Common Stock upon the exercise of outstanding options under the Company's existing stock option plans).

                  (m) The Company and each of the Selling Stockholders will each use all commercially reasonable efforts to do and perform all things required or necessary to be done and performed by it under this Agreement prior to the Closing Time and will satisfy all conditions precedent to the delivery of the Securities.

                  SECTION 4. Payment of Expenses. The Company will pay all expenses incident to the performance of its obligations under this Agreement, including (i) the printing and filing and delivery to the Underwriters of copies of the Registration Statement as originally filed and of each amendment thereto, during the period specified in Section 3(d) hereof, (ii) the preparation, issuance and delivery of the certificates for the Securities to the Underwriters, (iii) the fees and disbursements of the Company's counsel and accountants, (iv) the qualification of the Securities under securities laws in accordance with the provisions of Section 3(f) hereof, including filing fees and the fees and reasonable disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of the Blue Sky Survey, which counsel fees shall not exceed $10,000,
(v) the printing and delivery to the Underwriters of copies of the Registration Statement as originally filed and each amendment thereto, of the preliminary prospectuses, and of the Prospectus and any amendments or supplements thereto,
(vi) the printing and delivery to the Underwriters of the Blue Sky Survey, (vii) the fees and expenses of the Company's transfer agent, (viii) the out-of-pocket expenses of McDonald, including any fees, costs or expenses of counsel to the Underwriters, (ix) the fee of the National Association of Securities Dealers, Inc. and (x) the fees and expenses incurred in connection with the listing of the Securities on Nasdaq.

                  If this Agreement is terminated by the Representatives in accordance with the provisions of Section 5 or Section 9(a)(i), the Company shall reimburse the Underwriters for all of their out-of-pocket expenses relating to the transactions contemplated hereby, including the reasonable fees and disbursements of counsel for the Underwriters in an amount not to exceed $100,000.

                  SECTION 5. Conditions of Underwriters' Obligations. The obligations of the Underwriters hereunder are subject to the accuracy of the representations and warranties of the Company and the Selling Stockholders herein contained, to the performance by the Company and each of the Selling Stockholders of its obligations hereunder, and to the following further conditions:

                  (a) The Registration Statement shall have become effective not later than 5:30 P.M. on the date hereof, or with the consent of the Representatives, at a later time and date, not later, however, than 5:30 P.M. on the first business day following the date hereof, or at such later time and date as may be approved by the Underwriters; and at the Closing Time no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission. If the Company has elected to rely upon Rule 430A of the 1933 Act Regulations, the price of the Securities and any price related information previously omitted from the effective Registration Statement pursuant to such Rule 430A shall have been transmitted to the Commission for filing pursuant to Rule 424(b) of the 1933 Act Regulations within the prescribed time period, and prior to Closing Time the Company shall have provided evidence satisfactory to McDonald of such timely filing, or a post-effective amendment providing such information shall have been promptly filed and declared effective in accordance with the requirements of Rule 430A of the 1933 Act Regulations.

                  (b) At the Closing Time the Underwriters shall have received:

                           (i) An opinion, dated the Closing Time, of Squire, Sanders and Dempsey L.L.P., counsel for the Company [and the Selling Stockholders], substantially in the form set forth on Annex I attached hereto.

                           (ii) An opinion, dated the Closing Time, of Benesch, Friedlander, Coplan & Aronoff LLP, counsel for the Underwriters, in form and substance reasonably satisfactory to the Underwriters.

                           (iii) In giving their opinions required by subsections (b)(i) and (ii), respectively, of this section, Squire, Sanders & Dempsey L.L.P. and Benesch, Friedlander, Coplan & Aronoff LLP shall each additionally state that although such counsel has not undertaken to determine independently the accuracy, completeness and fairness of the statements contained in the Registration Statement or in the Prospectus and takes no responsibility therefor, such counsel has participated in discussions and meetings with officers and other representatives of the Company and discussions with the auditors for the Company in connection with the preparation of the Registration Statement and the Prospectus. Such counsel has not, however, undertaken to determine independently and, therefore, does not assume any responsibility, explicitly or implicitly, for the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus. Nothing has come to such counsel's attention that has caused such counsel to believe that (A) the Registration Statement, at the time it became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, or (B) the Prospectus, at the Closing Time, contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except that in each case such counsel need not express any opinion or belief with respect to the financial statements or other financial data contained in the Registration Statement or the Prospectus.

                  (c) At the Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Registration Statement and the Prospectus, any Material Adverse Effect, and the Underwriters shall have received a certificate of the President of the Company and the chief financial or chief accounting officer of the Company, dated as of the Closing Time, to the effect that (A) there has been no such material adverse change, (B) the representations and warranties in Section 1 are true and correct with the same force and effect as though expressly made at and as of the Closing Time, (C) the Company has complied in all material respects with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Time, and (D) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been initiated or threatened by the Commission.

                  (d) At the time of the execution of this Agreement, the Underwriters shall have received from BDO Seidman, LLP, independent certified public accountants, a letter dated such date, in form and substance previously approved by the Representatives, with respect to the financial statements and certain financial information contained or incorporated by reference in the Registration Statement and the Prospectus.

                  (e) At the Closing Time, the Underwriters shall have received from BDO Seidman, LLP, independent certified public accountants, a letter, dated as of Closing Time, to the effect that it reaffirms the statements made in the letter furnished pursuant to subsection
(d) of this Section, except that the specified date referred to shall be a date not more than five days prior to the Closing Time.

                  (f) At the Closing Time, the Representatives shall have been furnished with such documents and opinions as it may reasonably require for the purpose of enabling counsel for the Underwriters to pass upon the issuance and sale of the Securities as herein contemplated and related proceedings, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Securities as herein contemplated shall be reasonably satisfactory in form and substance to the Representatives and counsel for the Underwriters.

                  (g) At the time of the execution of this Agreement, the Representatives shall have received from each of the executive officers and directors of the Company a letter in which each such person agrees during a period of 180 days from the date hereof, that such person will not, without the prior written consent of McDonald, sell, offer to sell, contract to sell, or otherwise dispose of, directly or indirectly, any shares of Common Stock, any other equity security of the Company or any security convertible into or exchangeable or exercisable for shares of Common Stock, beneficially owned by such person or with respect to which such person has the power of disposition, other than as bona fide gifts.

                  (h) In the event that the Underwriters exercise their option provided in Section 2(b) hereof to purchase all or any portion of the Option Securities, the representations and warranties of the Company and each of the Selling Stockholders contained herein and the statements in any certificates furnished by the Company hereunder shall be true and correct as of each Date of Delivery and, at the relevant Date of Delivery, the Representatives shall have received:

                           (i) A certificate, dated such Date of Delivery, from the President of the Company and the chief financial or chief accounting officer of the Company confirming that the certificate delivered at the Closing Time pursuant to Section 5(c) hereof remains true and correct as of such Date of Delivery.

                           (ii) Certificates dated such Date of Delivery, from Amedia and from the President of AAPH and the chief financial or chief accounting officer of AAPH [other selling stockholders to come, if any], addressing the matters set forth in Section 5(c) with respect to the respective Selling Stockholder.

                           (iii) An opinion, dated such Date of Delivery, of Squire, Sanders & Dempsey L.L.P., counsel for the Company [and the Selling Stockholders], substantially in the form set forth on Annex I attached hereto.

                           (iv) An opinion, dated such Date of Delivery, of Benesch, Friedlander, Coplan & Aronoff LLP, counsel for the Underwriters, in form and substance reasonably satisfactory to the Underwriters.

                           (v) A letter from BDO Seidman, LLP, in form and substance satisfactory to the Representatives and dated such Date of Delivery, substantially the same in form and substance as the letter furnished to the Underwriters pursuant to Section 5(e) hereof, except that the "specified date" in the letter furnished pursuant to this
         Section 5(h)(vi) shall be a date not more than five days prior to such Date of Delivery.

                  If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Representatives by notice to the Company at any time at or prior to Closing Time, and such termination shall be without liability of any party to any other party except as provided in Section 4. Notwithstanding any such termination, the provisions of Sections 6 and 7 shall remain in effect.

                  SECTION 6. Indemnification. (a) The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act, and each officer and director of each Underwriter and any such controlling person to the extent and in the manner set forth as follows:

                           (i) against any and all loss, liability, claim, damage, and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the information deemed to be part of the Registration Statement pursuant to Rule 430A(b) of the 1933 Act regulations, if applicable, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

                           (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation; or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon such untrue statement or omission, or any such alleged untrue statement or omission, if such settlement is effected with the written consent of the Company; and

                           (iii) against any and all expense whatsoever, as incurred (including, subject to Section 6(d) hereof, the fees and disbursements of counsel chosen by the Underwriters), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by a governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply (A) to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives expressly for use in the Registration Statement or Prospectus and (B) with respect to the Prospectus or any preliminary prospectus to the extent that any loss, liability, claim, damage or expense results from the fact that such Underwriter sold Securities to a person to whom there was not sent or given, at or prior to the written confirmation of such sale, a copy of the Prospectus (and any amendment or supplement thereto) in any case where such delivery is required by the 1933 Act if the Company previously furnished copies thereof to such Underwriter and the loss, liability, claim, damage or expense results from an untrue statement or omission of a material fact contained in the Prospectus or any preliminary prospectus which was corrected in the Prospectus (or any amendment or supplement thereto).

                  (b) Each of the Selling Stockholders agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act, and each officer and director of each Underwriter and any such controlling person to the extent and in the manner set forth as follows against any and all loss, liability, claim, damage, and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto) relating to information provided by such Selling Stockholder regarding his ownership of capital stock of the Company, including Common Stock, to the extent of the aggregate amount paid to such Selling Stockholder in accordance with the Pricing Agreement.

                  (c) Each Underwriter severally agrees to indemnify and hold harmless each of the Selling Stockholders, the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto) or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representatives expressly for use in the Registration Statement (or any amendment thereto) or such preliminary prospectus or the Prospectus (or any amendment or supplement thereto).

                  (d) Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability which it may have otherwise than on account of this indemnity agreement. An indemnifying party may participate at its own expense in the defense of any such action. In no event shall the indemnifying parties be liable for fees and expenses (which fees and expenses shall be reasonable) of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances; provided, however, that if an indemnified party shall have been advised in writing by counsel selected to represent the indemnified parties that an actual or potential conflict of interest exists between the position of that indemnified party and other indemnified parties, the indemnified party in question shall have the right to select separate counsel to participate in the defense of such action on behalf of such indemnified party, and the indemnifying parties shall be responsible for the reasonable fees and expenses of such separate counsel.

                  SECTION 7. Contribution. In order to provide for just and equitable contribution in circumstances in which the indemnity agreement provided for in Section 6 is for any reason held to be unenforceable by the indemnified parties although applicable in accordance with its terms, the Company, each of the Selling Stockholders and the Underwriters shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by such indemnity agreement incurred by the Company and one or more Underwriters, as incurred, in such proportions that the Underwriters are responsible for that portion represented by the percentage that the underwriting discount appearing on the cover page of the Prospectus bears to the initial public offering price appearing thereon and the Company is responsible for the balance; provided, however, that no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act, and each officer and director of any Underwriter and of any such control person, shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act shall have the same rights to contribution as the Company.

                  SECTION 8. Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement and the Pricing Agreement, or contained in certificates of officers of the Company submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or controlling person, or by or on behalf of the Company, and shall survive delivery of the Securities to the Underwriters.

                  SECTION 9. Termination of the Agreement. (a) The Representatives may terminate this Agreement, by notice to the Company, at any time at or prior to Closing Time (i) if there has been, since the date of this Agreement or since the respective dates as of which information is given in the Registration Statement, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States, or any new outbreak of hostilities or material escalation thereof or other calamity or crisis, the effect of which is such as to make it, in the judgment of the Representatives, impracticable to market the Securities or to enforce contracts for the sale of the Securities, or (iii) if trading in the Common Stock has been suspended by the Commission, or if trading generally on Nasdaq has been suspended, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices for securities have been required, by Nasdaq or by order of the Commission or any other governmental authority, or if a banking moratorium has been declared by federal, New York or Ohio authorities.

                  (b) If this Agreement is terminated pursuant to this Section 9, such termination shall be without liability of any party to any other party except as provided in Section 4. Notwithstanding any such termination, the provisions of Sections 6 and 7 shall remain in effect.

                  SECTION 10. Default by One or More of the Underwriters. If one or more of the Underwriters shall fail at Closing Time to purchase the Initial Securities which it or they are obligated to purchase under this Agreement and the Pricing Agreement (the "Defaulted Securities"), the Representatives shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representatives shall not have completed such arrangements with such 24-hour period, then:

                  (a) if the number of Defaulted Securities does not exceed 10% of the number of Initial Securities, the non-defaulting Underwriters shall be obligated to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters, or

                  (b) if the number of Defaulted Securities exceeds 10% of the number of Initial Securities, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter.

                  No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of its default.

                  In the event of any such default which does not result in the termination of this Agreement, either the Representatives or the Company shall have the right to postpone the Closing Time for a period not exceeding seven days in order to effect any required changes in the Registration Statement or Prospectus or in any other documents or arrangements.

                  The Underwriters shall have the right to amend Schedule I hereto by making such substitutions or corrections as indicated in the Pricing Agreement.

                  SECTION 11. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed by registered or certified first class mail, postage prepaid, or by nationally recognized overnight delivery service or transmitted and confirmed by any standard form of telecommunications. Notices to the Underwriters shall be directed to the Representatives, in care of McDonald & Company Securities, Inc. at 2100 McDonald Investment Center, Cleveland, Ohio 44114, attention: John W. Dorsey, Senior Vice President, notices to the Company shall be directed to it at 755 Boardman-Canfield Road, South Bridge Executive Center, Building G West, Boardman, Ohio 44512, attention: _________________________, facsimile number ________________ and notices to the Selling Stockholders shall be directed to [TO COME].

                  SECTION 12. Parties. This Agreement and the Pricing Agreement shall each inure to the benefit of and be binding upon the Underwriters, the Company and each of the Selling

Stockholders and their respective successors. Nothing expressed or mentioned in this Agreement or the Pricing Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters, the Company and the Selling Stockholders and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or the Pricing Agreement or any provision herein and therein contained. This Agreement and the Pricing Agreement and all conditions and provisions hereof and thereof are intended to be for the sole and exclusive benefit of the Underwriters, the Company and the Selling Stockholders and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No Purchaser of Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

                  SECTION 13. Governing Laws and Time. This Agreement and the Pricing Agreement shall be governed by and construed in accordance with the internal laws of the State of Ohio without giving effect to principles of conflict of laws. Specified times of day refer to Cleveland Time. As used herein, the term "business day" means any day on which the [Nasdaq National Market System] is open for business.

                  If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Underwriters, the Company and the Selling Stockholders in accordance with its terms.

                                          Very truly yours,

                                          AMERICAN ARCHITECTURAL PRODUCTS
                                          CORPORATION



                                          By: _____________________________
                                              Name:
                                              Title:




CONFIRMED AND ACCEPTED
as of the date first above written:       AAP HOLDINGS, INC.

McDONALD & COMPANY
   SECURITIES, INC. WHEAT FIRST
   SECURITIES, INC.
                                          By:______________________________
BY: McDONALD & COMPANY                    Name:
  SECURITIES, INC.                        Title:



By: _______________________________
     Name:                                ________________________________
     Title:                               FRANK J. AMEDIA

For themselves and as Representatives
of the other Underwriters in Schedule
I hereto.                                 [MORE SELLING STOCKHOLDERS
                                               TO COME, IF ANY]

                                   SCHEDULE I




                                                                    Number
                                                                   of Shares
Underwriters                                                   to be Purchased
------------                                                   ---------------

McDonald & Company Securities, Inc.............................
Wheat First Securities, Inc....................................








                   Total.......................................
                                                                 ===============

                                   SCHEDULE II

                                                                        Number
                                                                      of Shares
Selling Stockholders                                                  to be Sold
--------------------                                                  ----------

American Architectural Products Corporation.........................
AAP Holdings, Inc...................................................
Frank J. Amedia.....................................................
[More selling stockholders to come, if any].........................


          Total..................................................... ===========

                                  SCHEDULE III

           SUBSIDIARIES OF AMERICAN ARCHITECTURAL PRODUCTS CORPORATION

                                    EXHIBIT A





                                6,670,000 Shares


                   AMERICAN ARCHITECTURAL PRODUCTS CORPORATION
                            (A Delaware corporation)


                                  COMMON STOCK
                           (Par Value $.01 Per Share)


                                PRICING AGREEMENT

                               ____________, 1998


McDONALD & COMPANY SECURITIES, INC.
WHEAT FIRST UNION
         as Representatives of the Several Underwriters
c/o      McDonald & Company Securities, Inc.
         2100 McDonald Investment Center
         Cleveland, Ohio  44114

Ladies and Gentlemen:

                  Reference is made to the Underwriting Agreement, dated _____________, 1998 (the "Underwriting Agreement"), relating to the purchase by the several Underwriters named in Schedule I thereto, for whom McDonald & Company Securities, Inc. and Wheat First Union, a division of Wheat First Securities, Inc., are acting as representatives, of the above shares of the common stock, par value $.01 per share, of AMERICAN ARCHITECTURAL PRODUCTS CORPORATION (the "Company").

                  Pursuant to Section 2 of the Underwriting Agreement, the Company agrees with the Underwriters as follows:

                  1. The initial public offering price per share for the Securities, determined as provided in said Section 2, shall be $________.

                  2. The purchase price per share for the Securities to be paid by the several Underwriters shall be $__________, being an amount equal to the initial public offering price set forth above less $________ per share.

                  If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Underwriters, the Company and the Selling Stockholders (as defined in the Underwriting Agreement) in accordance with its terms.


                                                 Very truly yours,

                                                 AMERICAN ARCHITECTURAL PRODUCTS
                                                 CORPORATION


                                                 By: ___________________________
                                                       Name:
                                                       Title:


                                                 AAP HOLDINGS, INC.

CONFIRMED AND ACCEPTED
as of the date first above written:
                                                 By: ___________________________
                                                       Name:
                                                       Title:

McDONALD & COMPANY
   SECURITIES, INC. WHEAT FIRST                  _______________________________
   SECURITIES, INC.                              FRANK J. AMEDIA

BY McDONALD & COMPANY
   SECURITIES, INC.
                                                 [More selling stockholders
                                                  to come, if any]
By: _______________________________
         Name:
         Title:

For themselves and as Representatives of the other Underwriters in Schedule I to the Underwriting Agreement.

                                                                         Annex I


                               Form of Opinion of
                        Squire, Sanders & Dempsey L.L.P.


                  (i) The Company is duly incorporated, validly existing, and in good standing under the laws of the state of Delaware, and has the corporate power and authority to own or lease its properties and to conduct its business as described in the Prospectus, and to execute, deliver and perform its obligations under the Underwriting Agreement. Each of the Selling Stockholders has the requisite power and authority to execute, deliver and perform its obligations under the Underwriting Agreement.

                  (ii) The Company is duly qualified as a foreign corporation to do business and is in good standing each jurisdiction where it is required to be so qualified, except where the failure to be so qualified would not, individually or in the aggregate, result in a Material Adverse Effect.

                  (iii) The authorized capital stock of the Company consists of:
(a) __________ shares of common stock, par value $.01 per share ("Common Stock"), of which upon completion of this Offering __________ shares are issued and outstanding; and (b) __________ shares of preferred stock, par value $.01 per share, of which __________ shares are issued and outstanding. Except as otherwise stated in the Prospectus, all of the shares of issued and outstanding capital stock of the Company have been duly authorized and validly issued and are fully paid and nonassessable; and, to our knowledge, none of the outstanding shares of capital stock of the Company was issued in violation of preemptive or other similar rights. The Securities to be sold by the Company pursuant to the Underwriting Agreement have been duly authorized for issuance and sale to the Underwriters pursuant to the Underwriting Agreement and, when issued and delivered by the Company in the manner contemplated by the Underwriting Agreement, will be validly issued and fully paid and nonassessable. The issuance and sale of the Securities by the Company and the Selling Stockholders is not subject to preemptive or other similar rights.

                  (iv) Each Subsidiary has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has corporate authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, except where the failure so to qualify or to be in good standing would not, individually or in the aggregate, result in a Material Adverse Effect; except as otherwise disclosed in the Registration Statement, all of the issued and outstanding capital stock of each Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and is owned by the Company, directly or through Subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity; none of the outstanding shares of capital stock of any Subsidiary was issued in violation of the preemptive or similar rights. There are no outstanding rights, warrants or options to acquire, or instruments convertible into or exchangeable for, or agreements or understandings with respect to the sale or issuance of, any shares of capital stock of or other equity interest in any Subsidiary.

                  (v) Based on telephonic information from the Commission on __________ , 1998, the Registration Statement, including any Rule 462(b) Registration Statement, has been declared effective under the 1933 Act; any required filing of the Prospectus pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b); and, to our knowledge, no stop order suspending the effectiveness of the Registration Statement or any Rue 462(b) Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or threatened by the Commission.

                  (vi) The Registration Statement, including any Rule 462(b) Registration Statement, the Rule 430A Information and the Rule 434 Information, as applicable, the Prospectus, and each amendment or supplement to the Registration Statement and Prospectus, as of their respective effective or issue dates (other than the financial statements and notes thereto and the schedules and other financial and statistical data included therein or omitted therefrom, as to which we express no opinion) complied as to form in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations.

                  (vii) The form of certificate used to evidence the Common Stock complies in all material respects with all applicable statutory requirements, with any applicable requirements of the Certificate of Incorporation and by-laws of the Company and the applicable statutory requirements of the Delaware General Corporation Law.

                  (viii) To our knowledge and other than as described in the Prospectus, there is not pending or threatened any action, suit, proceeding, inquiry or investigation, to which the Company or any Subsidiary is a party, or to which the property of the Company or any Subsidiary is subject, before or brought by any court or governmental agency or body, domestic or foreign, which might reasonably be expected to result in a Material Adverse Effect, or which might reasonably be expected to materially and adversely affect the properties or assets thereof or the consummation of the transactions contemplated in the Underwriting Agreement or the performance by the Company of its obligations thereunder.

                  (ix) The information in the Prospectus under "_________________", "______________________", "________________________" and
"____________________", and in the Registration Statement under Item 15, to the extent that it constitutes matters of law, summaries of legal matters, the Company's Certificate of Incorporation and by-laws or legal proceedings, or legal conclusions, has been reviewed by us and is correct in all material respects.

                  (x) To our knowledge, there are no statutes or regulations that are required to be described in the Prospectus that are not described as required.

                  (xi) All descriptions in the Registration Statement of contracts and other documents to which the Company or its Subsidiaries are a party are accurate in all material respects; to our knowledge, there are no franchises, contracts, indentures, mortgages, loan agreements, notes, leases or other instruments required to be described or referred to in the Registration Statement or to be filed as exhibits thereto other than those described or referred to therein or filed as exhibits thereto, and the descriptions thereof or references thereto are correct in all material respects.

                  (xii) To our knowledge, neither the Company nor any Subsidiary is in violation of its charter or by-laws and, to our knowledge, no default by the Company or any Subsidiary exists in the due performance or observance of any material obligation, agreement, covenant or condition contained in any material contract, indenture, mortgage, loan agreement, note, lease or other material agreement or instrument that is described or referred to in the Registration Statement or the Prospectus or filed as an exhibit to the Registration Statement.

                  (xiii) There are no holders of securities of the Company who, by reason of the filing of the Registration Statement under the 1933 Act, have the right to request the Company to register under the 1933 Act securities held by them.

                  (xiv) Except for the order of the Commission under the 1933 Act, which has been obtained, and permits and similar authorizations required under the securities or Blue Sky laws of certain jurisdictions, no consent, approval, authorization or other order from, and no filing with or notice to, any State or Federal regulatory body, administrative agency, or other governmental authority, and no filing with or notice to, to our knowledge, any other person or entity, is required for the due authorization, execution, delivery and performance by the Company and each of the Selling Stockholders of the Underwriting Agreement or for the offering, issuance, sale or delivery of the Securities.

                  (xv) The Underwriting Agreement has been duly authorized, executed and delivered by the Company, and each of the Selling Stockholders, and is a valid and binding obligation of the Company and each of the Selling Stockholders, enforceable against the Company and each of the Selling Stockholders in accordance with its terms except as rights to indemnity and contribution thereunder may be limited under applicable securities laws.

                  (xvi) The Company is not an "investment company" as such term is defined in the Investment Company Act of 1940, as amended.

                  (xvii) The execution and delivery by the Company and each of the Selling Stockholders of the Underwriting Agreement and the performance of its obligations thereunder will not (A) result in the violation of any statute or regulation, or any order or decree known to us of any court or governmental authority binding upon the Company or an Subsidiary, the property of the Company or any Subsidiary or any of the Selling Stockholders, (B) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default or in creation of a lien under any of the provisions of the Company's Certificates of Incorporation or Bylaws or any indenture, mortgage, deed of trust, loan agreement or other agreement to which the Company or any Subsidiary is a party or by which it or any of them is bound, or (C) result in the creation of any lien upon any of the properties or assets of the Company or any Subsidiary.

                  We have participated in the preparation of the Registration Statement, the 462(b) Registration Statement and Prospectus. From time to time we have had discussions with officers, directors and employees of the Company, the Selling Stockholders, BDO Seidman, LLP, the independent accountants who examined certain of the consolidated financial statements of the Company included in the Registration Statement, the 462(b) Registration Statement and Prospectus, and your representatives concerning the information contained in the Registration Statement and Prospectus and the proposed responses to various items in Form S-1. Based thereupon we are of the opinion that the Registration Statement, the 462(b) Registration Statement, the Prospectus and each amendment or supplement thereto and the documents incorporated by reference therein comply as to form in all material respects with the requirements of the Securities Act of 1933 or the Securities Exchange Act of 1934, as applicable, and the applicable rules and regulations thereunder (except for the operating statistics, financial statements and the notes thereto, financial schedules, other financial, statistical and accounting data included therein as having been included in the Registration Statement, the 462(b) Registration Statement and Prospectus on the authority of BDO Seidman, LLP as experts).

                  We have not independently verified and are not passing upon, and do not assume any responsibility for, the accuracy, completeness or fairness (except as set forth in the third preceding paragraph above) of the information contained in the Registration Statement and Prospectus. Based upon the participation and discussions described above, however, no facts have come to our attention that cause us to believe that the Registration Statement (except for the operating statistics, financial statements and the notes thereto, financial schedules, other financial, statistical and accounting data included therein and except for the information referred to under the caption "Experts" as having been included in the Registration Statement and Prospectus on the authority of BDO Seidman, LLP, as experts, as to all of which we express no view), at the time it became effective contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus (with the foregoing exceptions), at such time or on the date hereof included or includes any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.